UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2019 (July 11, 2019)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55778 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On July 11, 2019, RREEF Property Trust, Inc. (the “Company”), RREEF America L.L.C., the Company's advisor, and Altus Group U.S. Inc. (“Altus”) entered into a third amendment to the Valuation Services Agreement dated as of December 21, 2012 by and between the Company, RREEF America L.L.C. and Altus (the “Third Altus Amendment”). Under the Valuation Services Agreement, Altus provides the Company with valuation services relating to the valuation of the Company's real estate investments. The Third Altus Amendment extends the term of the Valuation Services Agreement for one year, with three successive one-year renewal options. Except as described above, the terms of the Valuation Services Agreement remain unchanged.

The foregoing summary of the terms of the Third Altus Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Altus Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
The exhibit filed as part of this Current Report on Form 8-K is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF PROPERTY TRUST, INC.

By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer

Date: July 16, 2019

EXHIBIT INDEX
Exhibit No. Description

10.1	Third Letter Agreement to the Valuation Services Agreement